Exhibit 99.1

FOR IMMEDIATE RELEASE

The InterGroup Corporation Reports Fiscal 2026 Results; Returns to Net Income as Hotel Operating Performance Strengthens Year-Over-Year

Los Angeles, California — September 29, 2026

The InterGroup Corporation (NASDAQ: INTG) (the “Company” or “InterGroup”) financial results for the fiscal year ended June 30, 2026. InterGroup operates in three reportable segments: Hotel Operations, through its majority-owned subsidiary Portsmouth Square, Inc.; Real Estate Operations, consisting of its multifamily and commercial rental portfolio; and Investment Transactions, consisting of investment of cash in marketable securities and other investments.

Fiscal 2026 Performance Highlights

Fiscal 2026 reflected broad-based improvement across InterGroup’s three reportable business segments. Total revenues increased approximately 15% year-over-year, income from operations increased approximately 55%, and the Company returned to GAAP net income after reporting a GAAP net loss in fiscal 2025. Hotel Operations segment income increased approximately 43%, Real Estate Operations segment income increased approximately 5%, and the Investment Transactions segment loss improved by approximately $2.289 million.

Selected results	Fiscal 2026	Fiscal 2025	Year-over-year change
Total revenues	$73.951 million	$64.378 million	+15%
Income from operations	$11.866 million	$7.643 million	+55%
GAAP net income (loss)	$0.336 million	$(7.547) million	$7.883 million improvement
Net income (loss) attributable to InterGroup	$1.643 million	$(5.348) million	$6.991 million improvement
Hotel Operations segment income	$12.524 million	$8.732 million	+43%
Real Estate Operations segment income	$8.853 million	$8.465 million	+5%
Investment Transactions segment loss	$(0.213) million	$(2.502) million	$2.289 million improvement

The fiscal 2026 results also included a $3.508 million GAAP gain from the December 2025 sale of a non-core 12-unit multifamily property in Los Angeles County. No comparable gain on sale was recorded in fiscal 2025.

Hotel Operations

For the fiscal year ended June 30, 2026, Hotel revenues increased approximately 20% to $55.797 million, compared with $46.363 million for the fiscal year ended June 30, 2025. For fiscal 2026, average daily rate increased to $253 from $218 in fiscal 2025, average occupancy increased to 95% from 92%, and RevPAR increased to $239 from $200. Management attributed the year-over-year improvement primarily to higher room revenues resulting from increased average daily rate, higher occupancy, improved business travel and convention demand, and increased room availability. The improvement was partially offset by higher Hotel operating expenses in fiscal 2026 and by the absence of the $1.030 million Aimbridge incentive management fee waiver recognized in fiscal 2025.

Real Estate Operations

For fiscal 2026, real estate revenues were $18.154 million, compared with $18.015 million in fiscal 2025. Real estate operating expenses decreased to $9.301 million in fiscal 2026, compared with $9.550 million in fiscal 2025, and Real Estate Operations segment income increased to $8.853 million in fiscal 2026, compared with $8.465 million in fiscal 2025. During fiscal 2026, InterGroup completed the sale of a non-core 12-unit multifamily property in Los Angeles County for $4.85 million and recognized a GAAP gain on sale of approximately $3.508 million; no comparable gain on sale was recorded in fiscal 2025.

Investment Transactions

Investment Transactions is a separate reportable business segment. The segment loss improved to approximately $0.213 million in fiscal 2026 from approximately $2.502 million in fiscal 2025. The segment measure includes gains and losses on marketable securities, dividend and interest income, and trading and margin interest expense. Within the segment, the Company recorded a net gain on marketable securities of $0.953 million in fiscal 2026, compared with a net loss of $1.347 million in fiscal 2025. The fiscal 2026 securities gain consisted of a realized gain of $0.167 million and an unrealized gain of $0.786 million, compared with a realized loss of $0.329 million and an unrealized loss of $1.018 million in fiscal 2025.

EBITDA (Non-GAAP Financial Measure)

In addition to GAAP results, management uses EBITDA as a supplemental measure to evaluate period-to-period performance before the effects of interest expense, income taxes and non-cash depreciation and amortization. EBITDA is a non-GAAP financial measure and should be considered in addition to, and not as a substitute for, GAAP net income (loss), cash flows or other GAAP measures. Investment Transactions remains reflected in EBITDA, except for the margin-interest component of the segment’s expenses, which is added back because EBITDA excludes interest expense. Trading expenses and gains and losses on marketable securities remain included in EBITDA.

Reconciliation of GAAP net income (loss) to EBITDA (in $000s)	Fiscal 2026	Fiscal 2025
GAAP net income (loss)	$336	$(7,547)
Interest expense - mortgages and mezzanine	12,666	13,556
Margin interest expense	756	806
Income tax expense	2,283	548
Depreciation and amortization	6,793	6,624
EBITDA	$22,834	$13,987

GAAP net income was $0.336 million in fiscal 2026, compared with a GAAP net loss of $7.547 million in fiscal 2025, an improvement of approximately $7.883 million. EBITDA increased approximately 63% to $22.834 million in fiscal 2026 from $13.987 million in fiscal 2025. The EBITDA reconciliation adds back the margin-interest component of trading and margin interest expense ($0.756 million in fiscal 2026 and $0.806 million in fiscal 2025), but does not add back trading expenses. EBITDA is not adjusted for gains or losses on securities, the fiscal 2026 gain on sale of real estate, or the fiscal 2025 gain on extinguishment of debt.

Subsequent Development

In connection with the bridge removal, the Hotel was closed from July 31, 2026 through August 9, 2026. The physical removal of the pedestrian bridge connecting the Hotel to Portsmouth Square Park was completed on August 9, 2026, and the Hotel resumed guest operations on August 10, 2026.

Liquidity and Capital Resources

As of June 30, 2026, InterGroup had cash and cash equivalents of $6.356 million and restricted cash of $10.943 million, for total cash, cash equivalents and restricted cash of $17.299 million, compared with $15.195 million as of June 30, 2025. The Company also held marketable securities with a fair value of $4.394 million as of June 30, 2026, compared with $0.969 million as of June 30, 2025. Net cash provided by operating activities was $3.450 million in fiscal 2026, compared with $5.893 million in fiscal 2025.

Portsmouth’s $67.0 million senior mortgage loan and $36.3 million mezzanine loan mature on April 9, 2027 and provide for three one-year extension options, subject to specified conditions. As of June 30, 2026, Portsmouth was in compliance with all applicable loan covenants. No Debt Yield requirement applies to the first extension, and management currently expects to satisfy the applicable conditions and exercise the first one-year extension option through April 9, 2028.

Management Commentary

David C. Gonzalez, Chief Operating Officer of InterGroup, said:

“Fiscal 2026 reflected substantial year-over-year improvement across InterGroup’s businesses. Total revenues increased approximately 15%, income from operations increased approximately 55%, and GAAP results improved from a $7.547 million net loss in fiscal 2025 to $0.336 million of net income in fiscal 2026. Hotel Operations segment income increased approximately 43%, Real Estate Operations segment income also improved, and Hotel operating metrics strengthened year-over-year.

Portsmouth remained in compliance with the applicable Hotel loan covenants at June 30, 2026, and management currently expects to satisfy the applicable conditions and exercise the first extension option through April 9, 2028. We remain focused on operating performance, liquidity and financial flexibility.”

John V. Winfield, Chairman of the Board, President and Chief Executive Officer of InterGroup, added:

“We remain cautiously optimistic regarding the continued recovery of San Francisco and the broader environment supporting business travel, conventions and event-related demand. Investment Transactions is one of InterGroup’s three reportable business segments, and its segment loss improved substantially to approximately $0.213 million in fiscal 2026 from approximately $2.502 million in fiscal 2025. Within the segment, marketable securities results improved from a net loss of $1.347 million in fiscal 2025 to a net gain of $0.953 million in fiscal 2026. We will continue to approach investment activity with a disciplined focus on market conditions, liquidity and risk.”

About The InterGroup Corporation

The InterGroup Corporation (NASDAQ: INTG) is a diversified holding company with interests in hospitality, real estate and marketable securities. InterGroup consolidates its majority-owned subsidiary Portsmouth Square, Inc., which owns the Hilton San Francisco Financial District hotel and related facilities. InterGroup also owns and operates multifamily and commercial real estate properties and maintains an investment portfolio of marketable securities.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding the Company’s expectations concerning future Hotel and real estate operating performance, the recovery of the San Francisco hospitality market, liquidity, financing arrangements and the anticipated exercise of the first extension option under the Hotel financing. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including the satisfaction of applicable extension conditions, market conditions affecting the Company’s Hotel, real estate and investment activities, and other factors described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2026. The Company undertakes no obligation to update forward-looking statements except as required by law.

Investor Contact

The InterGroup Corporation

1516 S. Bundy Drive, Suite 200

Los Angeles, CA 90025

(310) 889-2500